UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 18, 2008, we acquired a 90% ownership interest in Afton Ridge Joint Venture, LLC, or Afton Ridge, the owner of Afton Ridge Shopping Center, from unrelated third parties. CK Afton Ridge Shopping Center, LLC, a subsidiary of Childress Klein Properties, Inc., or CK Afton Ridge, will retain a 10% ownership interest in Afton Ridge and will continue to manage Afton Ridge Shopping Center. In connection with the services it provides, CK Afton Ridge will be entitled to receive fees, including management, construction management and property management fees. Afton Ridge Shopping Center is located at the intersection of I-85 and Kannapolis Parkway, in Kannapolis, North Carolina. We acquired our ownership interest in Afton Ridge for approximately $45,000,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our investment advisor, CBRE Advisors LLC, an acquisition fee of approximately $450,000. This acquisition fee is not included in the $45,000,000 total acquisition cost of Afton Ridge.

Afton Ridge Shopping Center is a 470,288 square foot regional shopping center, consisting of 296,388 rentable square feet, completed in 2007. The shopping center is 94% net leased to the following tenants: Best Buy Co. Inc. (NYSE:BBY), a Minnesota based specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services, Marshalls Department Stores, a Massachusetts based clothing retailer, PetSmart, Inc. (NASDAQ:PETM), an Arizona based specialty retailer of services and solutions for the lifetime needs of pets, Stein Mart, Inc. (NASDAQ:SMRT), a Florida based off-price national clothing retailer, Dick’s Sporting Goods, Inc. (NYSE:DKS), a Pennsylvania based national sporting goods retailer, Lane Bryant, a New York based national women’s plus-sized clothing retailer, Hallmark Cards, Inc., a Missouri based national retailer of greeting cards, party supplies and gifts and Ashley Furniture Industries, Inc., a Wisconsin based national home furniture retailer. Afton Ridge Shopping Center is shadow anchored by a SuperTarget retail store which Afton Ridge does not own. Afton Ridge Shopping Center is the retail component of a 260 acre master planned mixed-use development.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to this item on an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

September 22, 2008	By:	/s/ Jack A. Cuneo
Name: Jack A. Cuneo Title: President and Chief Executive Officer